                                                                    EXHIBIT 4.4

                                FIRST AMENDMENT


          FIRST AMENDMENT, dated as of March 31, 1995 (this "Amendment"), to the
                                                             ---------
CREDIT AGREEMENT, dated as of March 24, 1994 (the "Credit Agreement"), among (i)
                                                   ----------------
FHP INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), (ii) the
                                                            --------
Lenders parties thereto (individually, a "Lender", and collectively, the
                                          ------
"Lenders"), (iii) CHEMICAL BANK, a New York banking corporation, as agent for
--------
the Lenders (in such capacity, the "Administrative Agent") and as CAF
                                    --------------------
Loan Agent (in such capacity, the "CAF Loan Agent"), and (iv) CHEMICAL
                                   --------------
SECURITIES INC., as arranger (in such capacity, the "Arranger").
                                                     --------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement to, among other things, increase the aggregate Revolving Credit Commitments thereunder to $200,000,000, decrease the aggregate Term Loan Commitments thereunder to $150,000,000, extend the Revolving Credit Termination Date, extend and amend the amortization schedule for the Term Loans (as each of such terms is defined in the Credit Agreement) and change certain pricing provisions thereof as set forth in this Amendment;

          NOW THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1.  Defined Terms.  Unless otherwise defined herein, terms defined in
              -------------
the Credit Agreement are used herein as defined therein.

          2.  Amendments to Credit Agreement.  (a) Subsection 1.1 of the Credit
              ------------------------------
Agreement is hereby amended by (i) deleting therefrom the definition of "Applicable Margin" in its entirety and (ii) inserting the following new definitions in the appropriate alphabetical order:

          "'Applicable Facility Fee Rate':  as defined in subsection 2.4(a)."
            ----------------------------

          "'Applicable Margin':  for any day (a) for each ABR Loan, 0% and (b)
            -----------------
     for each Revolving Credit Loan and Term Loan that is a Eurodollar Loan, during each fiscal quarter of the Borrower, (i) prior to the First Amendment Effective Date, the rate per annum determined in accordance with the Credit Agreement as in effect prior to the First Amendment Effective Date and (ii) from and after the First Amendment Effective Date, the rate per annum set forth below for Term Loans or Revolving Credit Loans, as the case may be, opposite the Pricing Ratio Level determined as of the end of the immediately preceding fiscal quarter, as shown (in the absence of manifest error) on the Pricing Ratio Certificate delivered for such immediately preceding fiscal quarter:


                        APPLICABLE MARGINS
                        -------------------

Pricing Ratio Level     Term Loans      Revolving Credit Loans
-------------------     ----------      ----------------------

    Level I             .300 of 1%           .200 of 1%
    Level II            .325 of 1%           .200 of 1%
    Level III           .375 of 1%           .250 of 1%
    Level IV            .450 of 1%           .275 of 1%


     ; provided, however, that (a) if any interest payment is made during the
       --------  -------
     period between the first day of a fiscal quarter and the date which is the earlier of (x) the last day of such fiscal quarter and (y) five days after the date of delivery of the Pricing Ratio Certificate for the immediately preceding fiscal quarter, such interest payment shall be tentatively calculated on the basis of the Applicable Margins in effect for such immediately preceding fiscal quarter until the Applicable Margins are adjusted upon delivery of such Pricing Ratio Certificate and (b) in the event that no Pricing Ratio Certificate has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, the Applicable Margins shall thereafter be tentatively calculated as those applicable to Pricing Ratio Level IV until delivery of such Pricing Ratio Certificate. Changes in the Applicable Margins in respect of any Loans resulting from the operation of either of clauses (a) or (b) above for any fiscal quarter shall be given effect through adjustments to the next interest payments to be made in respect of Term Loans and Revolving Credit Loans so as to give effect to such Applicable Margins for all affected Term Loans and Revolving Credit Loans retroactively to the beginning of such fiscal quarter.";

          "'First Amendment Effective Date':  the Effective Date, as defined in
            ------------------------------
     Section 6 of the First Amendment, dated as of March 31, 1995, to this Agreement.";

          "'Pricing Ratio Certificate':  a certificate, substantially in the
            -------------------------
     form of Exhibit K, delivered pursuant to subsection 5.2(e)."; and

          "'Pricing Ratio Level':  for purposes of the Pricing Ratio Certificate
            -------------------
     delivered following the end of a fiscal quarter of the Borrower, the ratio of (i) Consolidated Total Debt as at the end of such fiscal quarter to (ii) Consolidated Capital Funds as at the end of such fiscal quarter, as set forth below:

            Level                       Pricing Ratio
            -----                       -------------

            Level I                     < 10%
                                        -
            Level II                    > 10% < 20%
                                              -
            Level III                   > 20% < 30%
                                              -
            Level IV                    > 30%."


     (b) Subsection 2.4(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the first day of the Revolving Credit Commitment Period to but not including the Revolving Credit Termination Date, computed at (i) prior to the First Amendment Effective Date, the rate per annum determined in accordance with the Credit Agreement as in effect prior to the First Amendment Effective Date and (ii) from and after the First Amendment Effective Date, the rate per annum (the "Applicable Facility Fee Rate") set forth below opposite the
                     ----------------------------
     Pricing Ratio Level determined as of the end of the immediately preceding fiscal quarter, as shown (in the absence of manifest error) on the Pricing Ratio Certificate delivered for such immediately preceding fiscal quarter, on the average daily amount of the Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the First Amendment Effective
     Date:

                          APPLICABLE FACILITY FEE RATE
                          ----------------------------

          Pricing Ratio Level           Applicable Facility Fee Rate
          -------------------           ----------------------------
            Level I                           .100 of 1%
            Level II                          .125 of 1%
            Level III                         .125 of 1%
            Level IV                          .175 of 1%

     ; provided, however, that in the event that no Pricing Ratio Certificate
       --------  -------
     has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, the Applicable Facility Fee Rate for the facility fee payment to be made on such date shall be tentatively calculated as that applicable to Pricing Ratio Level IV until delivery of such Pricing Ratio Certificate. Changes in the Applicable Facility Fee Rate resulting from the operation of the foregoing proviso for any fiscal quarter shall be given effect through adjustments to the next facility fee payments to be made so as to give effect to such Applicable Facility Fee Rate retroactively to the beginning of such fiscal quarter."

          (c) Subsection 5.2 of the Credit Agreement is hereby amended by adding a new paragraph (e) thereto as follows:

          "(e) after the end of each fiscal quarter, a Pricing Ratio Certificate signed by the chief financial officer or the treasurer of the Borrower, showing the calculation of the Pricing Ratio Level on the last day of such fiscal quarter."

          (d)  Subsection 5.2(c) of the Credit Agreement is hereby amended by
(i) deleting the word "five" and inserting in lieu thereof the word "ten" and
(ii) deleting the word "and" at the end thereof;

          (e) Subsection 5.2(d) of the Credit Agreement is hereby amended by deleting the "." at the end of such subsection and inserting in lieu thereof the following: "; and".

          (f) The exhibits to the Credit Agreement are hereby amended by adding a new Exhibit K thereto, which exhibit is attached hereto as Exhibit K.

          (g) The definition of "Revolving Credit Termination Date" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting the words "Closing Date" contained therein and inserting in lieu thereof the words "First Amendment Effective Date".

          (h) The last sentence of subsection 2.1(c) of the Credit Agreement is hereby amended by deleting clause (x) thereof in its entirety and inserting in lieu thereof the following new clause (x):

          "(x)  be dated the First Amendment Effective Date,".

          (i) Subsection 2.2(c) of the Credit Agreement is hereby amended by deleting clauses (x) and (y) thereof in their entirety and inserting in lieu thereof the following new clauses (x) and (y):

          "(x) be dated the First Amendment Effective Date, (y) mature in 10 equal consecutive semi-annual installments, each of which shall be in an amount equal to such Lender's Term Loan Commitment Percentage of $15,000,000, commencing on the date which is six months after the First Amendment Effective Date".

          3.   Amendment to Schedule I.  Schedule I to the Credit Agreement is
               -----------------------
hereby amended by deleting such Schedule I in its entirety and inserting in lieu thereof Schedule I to this Amendment.

          4.   Confirmation; Adjustment of Commitments.  (a)  As of the
               ----------------------------------------
Effective Date (as hereinafter defined), each Lender hereby (i) confirms that it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as provided by the terms thereof and in accordance with Section 8 of the Credit Agreement and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

          (b) As of the Effective Date, the Commitments of each of the Lenders shall be as set forth on Schedule I hereto.

          5.   Loan Refunding.  (a)  Each Revolving Credit Loan and Term Loan
               ---------------
outstanding on the Effective Date prior to the effectiveness of this Amendment shall be repaid on the Effective Date to the Administrative Agent for the account of the Lender to which such Loan is owed, in each case in accordance with the Credit Agreement as in effect prior to the effectiveness of this Amendment. Notwithstanding any other provision of the Credit Agreement (but subject in any event to satisfaction of the conditions set forth in subsection
4.2 of the Credit Agreement), on the Effective Date, immediately after the repayment of Loans described in the foregoing sentence, each Lender shall (i) make a Term Loan to the

Borrower in an amount equal to its Term Loan Commitment as set forth in Schedule I hereto and (ii) make a Revolving Credit Loan to the Borrower in the amount requested by the Borrower in accordance with the Credit Agreement, as amended by this Amendment.

          (b) Each repayment pursuant to clause (a) above shall be accompanied by payment in full to each Lender by the Borrower of (i) all accrued interest owed to such Lender by the Borrower under the Credit Agreement and (ii) all unpaid amounts, if any, required to be paid to such Lender by the Borrower pursuant to the Credit Agreement (which, for purposes hereof, shall include payment of all fees, including facility fees, accrued for the account of such Lender pursuant to subsection 2.4 of the Credit Agreement before giving effect to this Amendment).

          (c) In order to permit the repayment and reborrowing described in paragraph (a) above to be accomplished on the Effective Date, the Borrower shall give timely notice to the Administrative Agent of the amounts and types of Loans to be borrowed on the Effective Date in accordance with the provisions of the Credit Agreement applicable to notices of borrowing.

          (d) As of the Effective Date, each Lender that has no Commitments (as reflected on Schedule I to this Amendment) shall cease to be a party to the Credit Agreement; provided that such Lender shall continue to benefit from any
                  --------
provision of the Credit Agreement that is expressed to survive termination of the Credit Agreement.

          6.   Effectiveness.    The amendments provided for herein shall become
               -------------
effective on March 31, 1995 (the "Effective Date"), provided that the following
                                  --------------    --------
conditions precedent have been satisfied on or before such date:

          (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by all the parties listed on the signature pages hereto;

          (b) each Lender shall have received replacement Notes, in the forms specified by the Credit Agreement, duly executed and delivered by the Borrower;

          (c) the Administrative Agent shall have received an opinion or opinions of counsel to the Borrower, in form and substance satisfactory to the Administrative Agent, covering such matters as the Administrative Agent may reasonably request and, in any event, each such opinion shall expressly state that it is being delivered pursuant to the request of the Borrower;

          (d)  the principal, interest, fees and other amounts required by
     Section 5 hereof to be paid to the Administrative Agent, for the account of each Lender, shall have been paid; and

          (e) all corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.

          7.  Representations and Warranties.  After giving effect to the
              ------------------------------
amendments contained herein, on the Effective Date, the Borrower hereby confirms, reaffirms and restates in all material respects the representations and warranties set forth in Section 3 of the Credit Agreement; provided that
                                                               --------
each reference in such Section 3 to "this Agreement" shall be deemed to be a reference both to this Amendment and to the Credit Agreement as amended by this Amendment; and provided, further, that to the extent such representations and
               -----------------
warranties specifically relate to an earlier date, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          8.   Continuing Effect; No Other Amendments.  Except as expressly
               --------------------------------------
amended or waived hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments contained herein shall not constitute an amendment or waiver of any other provision of the Credit Agreement or for any purpose except as expressly set forth herein.

          9.   Counterparts.  This Amendment may be executed by one or more of
               ------------
the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          10.    GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                              FHP INTERNATIONAL CORPORATION


                              By:/s/  Kenneth S. Ord
                                 ----------------------------------
                                 Title:  Chief Financial Officer


                              CHEMICAL BANK,
                                as Administrative Agent, as CAF Loan Agent and as a Lender


                              By:/s/  Peter C. Eckstein
                                 -----------------------------------
                                 Title:  Vice President


                              THE TOKAI BANK, LTD., LOS ANGELES
                                AGENCY


                              By:/s/  Masahiko Saito
                                 -----------------------------------
                                 Title:  Assistant General Manager


                              THE SUMITOMO BANK, LIMITED, LOS
                                ANGELES BRANCH


                              By:/s/  Hiroshi Amano
                                 -----------------------------------
                                 Title:  General Manager


                              THE SANWA BANK LIMITED, ACTING
                                THROUGH THE LOS ANGELES BRANCH


                              By:/s/  Mike Abdelaaty
                                 -----------------------------------
                              Title:  Vice President and Manager

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                LOS ANGELES AGENCY


                              By:/s/  Toshinari Iyoda
                                 -----------------------------------
                                 Title:  Sr. Vice President and Sr. Manager


                              BANK OF HAWAII


                              By:/s/  Marcy E. Fleming
                                 ----------------------------------
                                 Title:  Vice President


                              CITICORP USA, INC.


                              By:/s/  Barbara A. Cohen
                                 -----------------------------------
                                 Title:  Vice President


                              THE BANK OF NEW YORK


                              By:/s/  Rebecca Kyman Levine
                                 -----------------------------------
                                 Title:  Assistant Vice President


                              BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION


                              By:/s/  Wyatt R. Ritchie
                                 -----------------------------------
                                 Title:  Vice President


                              FIRST INTERSTATE BANK OF CALIFORNIA
                                (FICAL)


                              By:/s/  William J. Baird    Judy A. Maahs
                                 -----------------------------------------
                                 Title: Vice President    Asst. Vice President

                              FIRST UNION NATIONAL BANK OF NORTH
                                CAROLINA


                              By:/s/  Tess O. Whelpley
                                 -----------------------------------
                                 Title:  Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By:/s/  Anthony Trunzo
                                 -----------------------------------
                                 Title:  Vice President


                              THE LONG-TERM CREDIT BANK OF
                                JAPAN, LTD.


                              By:/s/  Yutaka Kamisawa
                                 -----------------------------------
                                 Title:  Deputy General Manager


                              THE SUMITOMO TRUST & BANKING
                                CO., LTD., NEW YORK BRANCH


                              By:/s/  Suraj P. Bhatia
                                 -----------------------------------
                                 Title:  Senior Vice President and Manager


                              BANKERS TRUST COMPANY


                              By:/s/  Robert R. Telesca
                                 -----------------------------------
                                 Title:  Assistant Vice President


                              NATIONSBANK OF TEXAS, N.A.


                              By:/s/  Brad W. DeSpain
                                 -----------------------------------
                                 Title:  Vice President

                              KREDIETBANK N.V.


                              By:/s/  Dianne M. Grimmig
                                 -----------------------------------
                                 Title:  Vice President


                              By:/s/  Robert Snauffer
                                 -----------------------------------
                                 Title:  Vice President


                              THE DAI-ICHI KANGYO BANK, LTD.
                                LOS ANGELES AGENCY


                              By:/s/  Tomohiro Nozaki
                                 -----------------------------------
                                 Title:  Senior Vice President and Joint
                                                General Manager

                                                                      SCHEDULE I
                                                                      ----------


                            LENDERS AND COMMITMENTS


CHEMICAL BANK

Revolving Credit Commitment:  $15,428,571.43

Term Loan Commitment:  $11,571,428.57

Revolving Credit Commitment Percentage:  7.7142857%

Term Loan Commitment Percentage:  7.7142857%

Address for Notices:

270 Park Avenue
New York, New York  10017
Attention:  Peter Eckstein
Telephone:  (212) 270-3090
Telecopy:   (212) 972-0009

FIRST INTERSTATE BANK OF CALIFORNIA (FICAL)

Revolving Credit Commitment:  $13,714,285.71

Term Loan Commitment:  $10,285,714.29

Revolving Credit Commitment Percentage:  6.8571429%

Term Loan Commitment Percentage:  6.8571429%

Address for Notices:

U.S. Banking Division
707 Wilshire Boulevard, W16-13
Los Angeles, California 90017
Attention:  William Baird
Telephone:  (213) 614-5540
Telecopy:  (213) 614-2569

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

444 South Flower Street, Suite 3700
Los Angeles, California  90071-2938
Attention:  Takaomi Tomioka
Telephone:  (213) 689-6355
Telecopy:  (213) 622-6908

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

555 South Flower Street
Los Angeles, California  90071
Attention:  James Emslie
Telephone:  (213)  228-2669
Telecopy:  (213)  228-2756

THE BANK OF NEW YORK

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

10990 Wilshire Blvd., Suite 1700
Los Angeles, California 90024
Attention:  Rebecca Kyman-Levine
Telephone:  (310) 996-8659
Telecopy:  (310) 996-8667

CITICORP USA, INC.

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

2001 Ross Avenue, Suite 1400
Dallas, Texas 75201
Attention:  Margaret Au Brown
Telephone:  (214) 953-3839
Telecopy:  (214) 953-3888

FIRST UNION NATIONAL BANK OF NORTH CAROLINA

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

301 South College Street
Charlotte, North Carolina 28288
Attention:  Greg Park
Telephone:  (704) 374-7109
Telecopy:  (704) 383-9144

THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

527 Madison Avenue
New York, New York  10022
Attention:  Robin Schribner
Telephone:  (212) 326-0781
Telecopy:  (212) 418-4848

BANKERS TRUST COMPANY

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

One Bankers Trust Plaza
Mail Stop 2141
New York, New York  10006
Attention:  Michelle Zorn
Telephone: (212) 250-6514
Telecopy:  (212) 250-6029

and copies to:

300 South Grand Avenue
Los Angeles, California  90071
Attention:  Kate Cook
Telephone: (213) 620-8248
Telecopy:  (213) 620-8484

NATIONSBANK OF TEXAS, N.A.

Revolving Credit Commitment:  $12,571,428.57

Term Loan Commitment:  $9,428,571.43

Revolving Credit Commitment Percentage:  6.2857143%

Term Loan Commitment Percentage:  6.2857143%

Address for Notices:

444 South Flower Street, Suite 1500
Los Angeles, California  90071
Attention:  Pam Randell-Levy
Telephone:  (213) 624-5807
Telecopy:  (213) 624-5815

PNC BANK, NATIONAL ASSOCIATION

Revolving Credit Commitment:  $10,285,714.29

Term Loan Commitment:  $7,714,285.71

Revolving Credit Commitment Percentage:  5.1428571%

Term Loan Commitment Percentage:  5.1428571%

Address for Notices:

55 South Lake Avenue, Suite 650
Pasadena, California  91101
Attention:  Anthony Trunzo
Telephone:  (818) 568-9423
Telecopy:  (818) 568-0653

THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY

Revolving Credit Commitment:  $10,285,714.29

Term Loan Commitment:  $7,714,285.71

Revolving Credit Commitment Percentage:  5.1428571%

Term Loan Commitment Percentage:  5.1428571%

Address for Notices:

350 South Grand Avenue, Suite 1500
Los Angeles, California  90071
Attention:  Lauri Roth-Schnadig
Telephone:  (213) 893-6444
Telecopy:  (213) 488-9840

THE SUMITOMO BANK, LIMITED, LOS ANGELES BRANCH

Revolving Credit Commitment:  $10,285,714.29

Term Loan Commitment:  $7,714,285.71

Revolving Credit Commitment Percentage:  5.1428571%

Term Loan Commitment Percentage:  5.1428571%

Address for Notices:

777 South Figueroa Street, 26th Floor
Los Angeles, California 90017
Attention:  Al Galluzzo
Telephone: (213) 955-0855
Telecopy:  (213) 623-6832

THE DAI-ICHI KANGYO BANK, LTD. - LOS ANGELES AGENCY

Revolving Credit Commitment:  $8,000,000.00

Term Loan Commitment:  $6,000,000.00

Revolving Credit Commitment Percentage:  4.0000000%

Term Loan Commitment Percentage:   4.0000000%

Address for Notices:

555 W. Fifth Street, 5th floor
Los Angeles, California  90013
Attention:  James Karnowski
Telephone:  (213) 243-4761
Telecopy:  (213) 624-5258

KREDIETBANK N.V.

Revolving Credit Commitment:  $8,000,000.00

Term Loan Commitment: $6,000,000.00

Revolving Credit Commitment Percentage:  4.0000000%

Term Loan Commitment Percentage:  4.0000000%

Address for Notices:

125 West 55th Street, 10th Floor
New York, New York  10019
Attention:  Dianne Grimmig
Telephone:  (212) 541-0700
Telecopy:  (212) 956-5580

THE SANWA BANK LIMITED, ACTING THROUGH THE LOS ANGELES BRANCH

Revolving Credit Commitment:  $8,000,000.00

Term Loan Commitment:  $6,000,000.00

Revolving Credit Commitment Percentage:  4.0000000%

Term Loan Commitment Percentage:  4.0000000%

Address for Notices:

601 S. Figueroa Street, 5th floor
Los Angeles, California  90017
Attention:  Mike Abdelaaty
Telephone:  (213) 896-7421
Telecopy:  (213) 896-7475

THE TOKAI BANK, LTD., LOS ANGELES AGENCY

Revolving Credit Commitment:  $8,000,000.00

Term Loan Commitment:  $6,000,000.00

Revolving Credit Commitment Percentage:  4.0000000%

Term Loan Commitment Percentage:  4.0000000%

Address for Notices:

534 West Sixth Street
Los Angeles, California  90014
Attention:  Toshihiro Horimoto
Telephone:  (213)  892-2861
Telecopy:  (213) 892-2818

BANK OF HAWAII

Revolving Credit Commitment:  $7,428,571.43

Term Loan Commitment:  $5,571,428.57

Revolving Credit Commitment Percentage:  3.7142857%

Term Loan Commitment Percentage:  3.7142857%

Address for Notices:

130 Merchant Street, 20th floor
Honolulu, Hawaii  96813
Attention:  Marci Fleming
Telephone:  (808) 537-8471
Telecopy:  (808) 537-8301

                                                                       EXHIBIT K
                                                                       ---------


                                    FORM OF
                           PRICING RATIO CERTIFICATE


          Pursuant to subsection 5.2(e) of the Credit Agreement, dated as of March 24, 1994, as amended, among FHP International Corporation, the several banks and other financial institutions from time to time parties thereto as Lenders, Chemical Bank, as Administrative Agent and as CAF Loan Agent, and Chemical Securities Inc., as Arranger, the undersigned hereby certifies that the Pricing Ratio Level in respect of the fiscal quarter most recently ended is calculated as follows:

                              (Fiscal quarter ended __________________)

     Consolidated Total Debt                $ _______________

     Consolidated Capital Funds               _______________

Pricing =   Consolidated Total Debt              $              =
            ---------------------------          --------------   -----------
Ratio       Consolidated Capital Funds                  $



          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth below.


Dated: ________________


                               FHP INTERNATIONAL CORPORATION



                               By:  ___________________________________________
                                    Title: